UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FIRST NORTHWEST BANCORP
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First Northwest Bancorp PROXY STATEMENT 2023

LETTER FROM OUR PRESIDENT AND CEO

April 13, 2023

DEAR SHAREHOLDER:

On behalf of the Board of Directors and management of First Northwest Bancorp, you are cordially invited to the 2023 Annual Meeting of Shareholders. This year’s meeting will be held in-person at 4:00 p.m. (Pacific Time) on Tuesday, May 23, 2023. The meeting will be held at 7 Cedars Hotel, 270756 Highway 101, Sequim, Washington 98382. Meeting participants will be required to follow all relevant local and state health requirements for public meetings.

The attached Proxy Statement discusses each matter expected to be voted on at this year’s Annual Meeting of Shareholders, which the Board of Directors and management team encourage you to attend. In addition to voting on the proposed items, our team will present a brief report on current operations and provide an opportunity for you to have your questions and comments addressed. Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.

Last year presented a new set of challenges and opportunities in banking as we worked to understand and respond to the rapidly evolving business landscape for ourselves and our customers. We are proud to report that First Northwest Bancorp continued to show remarkable adaptability and delivered another outstanding year of financial performance. Looking forward, we plan to sharpen our focus on improving service across our customer base, developing our small business service lines, and continuing our investment in technology.

As you may have already noticed, this year marks the 100th anniversary of First Fed Bank’s presence in our communities. We hope you will consider joining us to celebrate this milestone!

Sincerely,

Matthew P. Deines President and Chief Executive Officer

SAVE THE DATE!

First Fed Centennial Celebration

September 3, 2023

You are cordially invited to join us for this fun community event on the Port Angeles waterfront celebrating 100 years of commitment to our customers and community. Enjoy fireworks, family activities, food trucks, beer garden, and free live music from PNW bands.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of First Northwest Bancorp (the “Board”) is distributing this Proxy Statement to solicit proxies from our shareholders for use at our 2023 Annual Meeting of Shareholders. We first provided electronic access to this Proxy Statement, a form of proxy card, and our Annual Report to our shareholders on or about April 13, 2023.

Meeting Date: May 23, 2023	Meeting Place: 7 Cedars Hotel, 270756 Highway 101
Sequim, Washington 98382
Meeting Time: 4:00 p.m. (Pacific Time)	Record Date: March 24, 2023

This year’s Annual Meeting will return to an in-person format. You will be able to attend and participate in the Annual Meeting at the time, date, and location described in the accompanying Proxy Statement. All meeting attendees will be required to comply with local and state health requirements for public meetings.

ANNUAL MEETING BUSINESS

PROPOSAL 1 - Election of nine directors to serve a one-year term;

PROPOSAL 2 - An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and

PROPOSAL 3 - Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2023.

YOUR VOTE IS IMPORTANT. We urge you to read this Proxy Statement carefully. Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly through the Internet, by telephone, or by mail. This will ensure the presence of a quorum at the meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You can request to receive proxy materials by mail or e-mail as well. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form will save us the expense and extra work of additional solicitation. If you are a shareholder of record and vote at the Annual Meeting, your proxy will not be used.

By Order of the Board of Directors

Allison R. Mahaney, SVP

General Counsel / Corporate Secretary

Port Angeles, Washington

April 13, 2023

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The information provided in this Proxy Statement relates to First Northwest Bancorp and its wholly owned subsidiary, First Fed Bank. First Northwest Bancorp may also be referred to as “First Northwest” and First Fed Bank may also be referred to as “First Fed” or the “Bank.” References to “we,” “us,” and “our” refer to First Northwest and, as the context requires, First Fed.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information you should consider before casting your vote. Please read this entire Proxy Statement carefully before voting. On or about April 13, 2023, we provided electronic access to our proxy materials and mailed to our shareholders the Notice of Availability of Proxy Materials, which contains instructions on how to access the Proxy Statement and our Annual Report via the Internet and how to vote online.

Information About the Annual Meeting	DATE Tuesday, May 23, 2023	TIME 4:00 p.m. (Pacific Time)	LOCATION 7 Cedars Hotel, 270756 Highway 101 Sequim, Washington 98382

How to Vote	BY INTERNET Vote your shares at www.proxydocs.com/FNWB	BY PHONE Call toll-free number at 1-866-256-0967	BY MAIL Mark, sign and date your proxy card in the enclosed envelope

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the meeting, you will be asked to consider and vote upon the following proposals:

MATTER		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1	Election of nine directors to serve a one-year term;	FOR each nominee	7

Proposal 2	An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and	FOR	28

Proposal 3	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2023.	FOR	30

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PROXY SUMMARY

2022 BUSINESS HIGHLIGHTS

First Northwest Bancorp reported record annual profits again in 2022, which contributed to increased earnings per share for another year. We continue to focus on investing in solutions to add value for our customers and communities.

BOARD NOMINEES

NAME	GENDER	AGE AS OF DECEMBER 31, 2022	YEAR FIRST ELECTED OR APPOINTED DIRECTOR

Sherilyn G. Anderson	Female	63	2020

Dana D. Behar	Male	60	2015

Craig A. Curtis	Male	62	2014

Matthew P. Deines	Male	49	2019

Cindy H. Finnie	Female	72	2012

Gabriel S. Galanda	Male	46	2021

Lynn A. Terwoerds	Female	58	2023

Norman J. Tonina, Jr.	Male	58	2013

Jennifer Zaccardo	Female	70	2011

DIRECTORS’ CORE COMPETENCIES

Out of 9 Director Nominees

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ESG SUMMARY

ESG SUMMARY

First Northwest Bancorp is dedicated to understanding environmental, social and governance (“ESG”) factors of its business, recognizing that they are also key drivers of long-term community sustainability and business growth. Our commitment to good corporate citizenship and the achievement of ESG goals not only enhances the ability to pursue business opportunities and manage risks across our business, but also supports our values in addressing the environmental and social challenges faced by the communities we serve. Below is a summary of some of our recent ESG initiatives. For a more detailed discussion of our ESG activities and to access our Sustainability Accounting Standards Board (“SASB”) Fact Sheet, please visit our ESG investor site at https://investor.ourfirstfed.com/ESG.

OUR PEOPLE

FNWB recognizes that empathy and inclusion in our workforce is critical to our success. We remain committed to attracting, developing, and retaining a workforce that reflects diversity of thought and experience. Fostering diversity within our workforce is an area of ongoing focus and growth at FNWB. The table below represents self-reported employee racial and ethnic identity and gender identity information across our workforce on the reference dates.

	Q4 2020			Q4 2021		Q4 2022
TOTAL BY YEAR	NUMBER	PERCENTAGE OF TOTAL	NUMBER	PERCENTAGE OF TOTAL	NUMBER	PERCENTAGE OF TOTAL

American Indian	3	1.3	5	1.7	6	2.1

Asian	7	3.1	13	4.5	12	4.1

Black or African American	1	0.4	3	1.1	5	1.7

Hispanic or Latino	12	5.2	12	4.2	11	3.8

Native Hawaiian/Pacific Islander	0	0.0	0	0.0	0	0.00

2 or More Races	17	7.4	23	8.0	19	6.6

White	184	80.4	227	79.1	233	80.3

Not Specified	4	1.8	4	1.4	4	1.30

All Non-White	41	17.9	56	19.5	60	20.1

Female	155	67.7	199	69.3	207	69.2

Male	73	31.9	88	30.7	92	30.8

Our empathy and inclusion initiatives are applicable — but not limited to — practices and policies on recruitment and selection, compensation and benefits, professional development and training, promotions, transfers social and recreational programs, layoffs, terminations, and the ongoing development of a work environment built on the premise of empathy and inclusion. We encourage and enforce:

•	Respectful communication and cooperation between all employees;

•	Teamwork and employee participation, permitting the representation of all groups and employee perspectives;

•	Recognition of each employee as an individual with unique backgrounds and lived experiences;

•	Work/life balance through work schedules to accommodate employees’ varying needs; and

•	Employer and employee contributions to the communities we serve to promote a greater understanding and respect for diversity.

Appreciation of the circumstances of others and seeking to understand the obstacles and challenges that is their lived experience is the basis of empathy and is essential for valuing and including every member of our communities.

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ESG SUMMARY

OUR GOVERNANCE CULTURE

First Northwest Bancorp’s ongoing commitment to excellence in corporate governance shows in our continued review and improvement of our policies and programs. We manage our operations for the long-term benefit of our employees, customers, communities, and shareholders. As a result, First Northwest continues to strengthen with the communities it serves. Some of our recent governance highlights include:

• Increasing Board diversity;

• Board recommended and shareholder approved declassification of director tenure;

• Board approved Environmental, Social, and Governance Policy; and

• Sustainability Accounting Standards Board Fact Sheet publication.

First Northwest is dedicated to our mission of setting the standard for excellence in community banking and helping our customers meet their financial goals with confidence and security. As a financial services organization, we know how important information security is for our customers. Our Information Security Department (“Information Security”) works collaboratively across our business, with our vendors, and our customers to ensure the confidentiality, integrity, and availability of our information assets while safeguarding them from compromise, misuse, fraud, loss, or damage. First Northwest stays current with the ever-changing and increasing threats posed by cyber criminals. Over the past year, several improvements have been incorporated into our Information Security strategy, including:

• Expanded Information Security Department to include both an Infosec Analyst and dedicated Information Security Officer;

• Improved phishing testing in both frequency and complexity;

• Improved Managed Security Services Partner, incorporating an improved Security Information and Event Monitoring (SIEM) and Extended Detection and Response (XDR) solution;

• Improved vulnerability scanning using an industry leading network scanner; and

• Expanded AI-driven network anomaly detection and automated response.

OUR COMMUNITY

First Northwest’s investment in the communities we serve continued to grow last year. We are proud to report that 2022 was our most impactful year through:

• 6,900 hours of employee-donated volunteering for local organizations;

• $800,000 in funding from the First Fed Foundation to local organizations; and

• 400 in-kind donations, sponsorships, and financial support contributions to organizations in our communities, from youth sports to capital fundraising campaigns.

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PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

Persons and groups beneficially owning more than five percent of First Northwest’s outstanding shares of common stock (“5% Beneficial Owners”) are required to file reports with the Securities and Exchange Commission (the “SEC”) disclosing their ownership. The following table lists all 5% Beneficial Owners known to management as of the record date for the Annual Meeting, March 24, 2023 (the “Record Date”):

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF SHARES OUTSTANDING (%)
First Northwest Bancorp Employee Stock Ownership Plan 105 W. Eighth Street Port Angeles, Washington 98362	998,123	[1]	10.32
FMR LLC 245 Summer Street Boston, Massachusetts 02110	894,420	[2]	9.25
Private Capital Management, LLC 8889 Pelican Bay Boulevard, Suite 500 Naples, Florida 34108	793,795	[3]	8.21
First Fed Foundation[4] 105 W. Eighth Street Port Angeles, Washington 98362	519,613		5.37

[1]

As of December 31, 2022, the ESOP had sole voting power as to 661,744 shares, shared voting power with respect to 336,379 shares, and sole dispositive power with respect to 998,123 shares. The ESOP provides for pass-through voting as to shares allocated to ESOP participants. The trustee for the ESOP will vote all shares as to which participants have not provided voting instructions in the same proportions as the shares as to which the trustee received timely instructions from participants.

[2]

Based on information contained in the schedule 13G/A filed on February 9, 2023, reporting sole voting power as to 894,420 shares and sole voting and dispositive powers as to all shares by FMR LLC and Abigail P. Johnson, the Chairman and Chief Executive Officer of FMR LLC.

[3]

Based on information contained in the schedule 13G/A filed on February 10, 2023, reporting sole voting and dispositive power as to 217,104 shares and shared voting and dispositive power as to 576,691 shares.

[4]

We established the First Fed Foundation in connection with the mutual to stock conversion of First Fed in 2015 to further our commitment to the local community. Shares of common stock held by the Foundation as of the Record Date will be voted in the same proportions as all shares of common stock voted on all proposals by First Northwest’s other shareholders.

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BENEFICIAL OWNERSHIP BY DIRECTORS AND NAMED EXECUTIVE OFFICERS

BENEFICIAL OWNERSHIP BY DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table sets forth information, as of the Record Date, regarding share ownership of our directors and director nominees, each current or former executive officer of First Northwest or any of its subsidiaries named in the Summary Compensation Table appearing under “Executive Compensation” below (referred to as “named executive officers”), and all current directors and executive officers of First Northwest and its subsidiaries as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting or dispositive power with respect to those shares. Therefore, the table below includes shares held by spouses, by other immediate family members in trust, in retirement accounts or funds for the benefit of the named individuals, and in the ESOP and 401(k) Plan.

As of the Record Date, there were 9,674,055 shares of First Northwest common stock outstanding.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF SHARES OUTSTANDING (%)

Directors

Sherilyn G. Anderson	8,566	[1]	*

Dana D. Behar	33,991	[2]	*

Craig A. Curtis	28,331	[3]	*

Cindy H. Finnie	34,062	[4]	*

Gabriel S. Galanda	5,338	[5]	*

Stephen E. Oliver[6]	27,642	[7]	*

Lynn A. Terwoerds	4,849	[8]	*

Norman J. Tonina, Jr.	35,052	[9]	*

Jennifer Zaccardo	36,388	[10]	*

Named Executive Officers

Matthew P. Deines**	86,516	[11]	*

Geraldine Bullard	22,813	[12]	*

Kelly A. Liske	29,678	[13]	*

Christopher J. Riffle	35,796	[14]	*

All current directors and executive officers as a group (15 persons)	422,357	[15]	4.37

*	Less than one percent of shares outstanding.
**	Mr. Deines is also a Director of First Northwest.

[1]	Includes 3,269 shares of restricted stock as to which Ms. Anderson has voting power.
[2]	Includes 19,852 shares held jointly with spouse and 1,625 shares of restricted stock as to which Mr. Behar has voting power.
[3]	Includes 6,340 shares held jointly with spouse and 1,625 shares of restricted stock as to which Mr. Curtis has voting power.
[4]	Includes 1,625 shares of restricted stock as to which Ms. Finnie has voting power.
[5]	Includes 3,511 shares of restricted stock as to which Mr. Galanda has voting power.
[6]	Mr. Oliver will retire as a Director of First Northwest, effective after the Annual Meeting.
[7]	Includes 7,830 shares held jointly with spouse and 1,625 shares of restricted stock as to which Mr. Oliver has voting power.
[8]	Includes 4,849 shares of restricted stock as to which Ms. Terwoerds has voting power.
[9]	Includes 1,625 shares of restricted stock as to which Mr. Tonina has voting power.
[10]	Includes 1,625 shares of restricted stock as to which Ms. Zaccardo has voting power.
[11]	Includes 23,879 shares of restricted stock as to which Mr. Deines has voting power 4,092 units held in the 401(k) Plan, and 1,951 held in the ESOP.
[12]	Includes 315 shares held jointly with spouse, 11,706 shares of restricted stock as to which Ms. Bullard has voting power, and 795 held in the ESOP.
[13]

Reported ownership as of separation date includes 100 shares held as custodian for minors of which Ms. Liske disclaims beneficial ownership, 6,614 units held in the 401(k) Plan, and 10,775 shares held in the ESOP. The units consist of shares of First Northwest common stock and a liquidity cash component.

[14]	Includes 10,006 shares of restricted stock as to which Mr. Riffle has voting power, and 3,935 shares held in the ESOP.
[15]

Includes a total of 21,631 shares of restricted stock as to which three additional executive officers have voting power, as well as 3,446 units held in the 401(k) Plan, and 8,011 shares held in the ESOP for their account. The units consist of shares of First Northwest common stock and a liquidity cash component.

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ELECTION OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) consists of ten members, nine of whom have been nominated for election at the Annual Meeting. Stephen E. Oliver will retire as a director at the Annual Meeting and the Board has reduced the number of positions on the Board to nine members, effective immediately following the Annual Meeting. The table below sets forth information regarding each nominee for director. All nominees are also directors of First Fed.

The Nominating and Corporate Governance Committee of the Board selects nominees for election as directors and presents its nominees to the Board for consideration. All nominees currently serve as First Northwest directors. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified in the table below. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

Directors are elected by a plurality of the votes cast, individually or by proxy, at the Annual Meeting by holders of First Northwest common stock. Accordingly, the nine nominees for election as directors who receive the highest number of votes cast will be elected. Our Articles of Incorporation do not permit shareholders to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nine nominees receiving the greatest number of votes will be elected.

NAME	GENDER	AGE AS OF DECEMBER 31, 2022	YEAR FIRST ELECTED OR APPOINTED DIRECTOR[1]

Board Nominees

Sherilyn G. Anderson	Female	63	2020

Dana D. Behar	Male	60	2015

Craig A. Curtis	Male	62	2014

Matthew P. Deines	Male	49	2019

Cindy H. Finnie	Female	72	2012

Gabriel S. Galanda	Male	46	2021

Lynn A. Terwoerds	Female	58	2023

Norman J. Tonina, Jr.	Male	58	2013

Jennifer Zaccardo	Female	70	2011

[1]	For years prior to 2015, includes service on the Board of Directors of First Fed.

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ELECTION OF DIRECTORS

COMMITMENT TO DIVERSITY

61 YEARS	33%	40%	8 YEARS

Average Age	Racially/Ethnically Diverse	Board Diversity	Average Tenure

BOARD DIVERSITY MATRIX

The following table identifies the self-reported gender identity and demographic background of our Board as of the Record Date.

Total Number of Directors:			10
PART I: GENDER IDENTITY	FEMALE	MALE	NON- BINARY	DID NOT DISCLOSE GENDER

Directors	4	6	0	0

PART II: DEMOGRAPHIC BACKGROUND

African American or Black	0	0	0	0

Alaskan Native or Native American	0	1	0	0

Asian	1	0	0	0

Hispanic or Latinx	0	1	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	3	4	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	1

Did Not Disclose Demographic Background	0

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ELECTION OF DIRECTORS

DIRECTOR QUALIFICATIONS AND EXPERIENCE

The following symbols identify individual experience, qualifications, and skills our Nominating and Corporate Governance Committee considered in making its decision to nominate directors to our Board. The fact that a particular attribute was not considered does not mean that the director lacks such an attribute.

Corporate Strategy	Experience developing and executing long-term strategic plans to encourage innovation and growth.	Public Company	Past or present board member or executive of another publicly-traded company.
Financial Industry	Financial services or related industry experience and proven knowledge of key customers and/or associated risks.	Leadership	Past or present Chief Executive Officer, Chief Financial Officer, Chief Human Resources Officer, Chief Operating Officer, or similar executive experience.
Financial Acumen	Experience or expertise in financial accounting and reporting or the financial management of a major organization.	Operations Management	Experience or expertise in managing the operations of a business or major organization.
Highly Regulated Industry	Experience in a highly regulated industry, such as financial services, gaming, healthcare, pharmaceuticals, etc.	Technology	Understanding of information technology systems and development and/or information security, whether through academia or experience.
Risk Management	Experience assessing and mitigating significant competitive, regulatory, legal, or technological risks across an enterprise.	Corporate Finance	Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking.

Sherilyn G. Anderson Age: 63 Director since: 2020 Committees: • Audit (Chair) • Compensation • F3P • Executive

Sherilyn G. Anderson served as CFO of Betacom Incorporated until August 2022. Betacom delivers dynamic, turnkey solutions to help mobile network operators plan, design, build, upgrade, and manage their networks. Prior to joining Betacom in February 2021, Ms. Anderson was the CFO of glassybaby, a Seattle-based producer and nationwide retailer of hand-blown glassware, and a pioneer in social venture enterprise, from October 2017 to June 2020. During her 20-year investment banking career, Ms. Anderson led over $6 billion of capital market transactions and over $1 billion of bank credit transactions on behalf of governmental entities.

Director Qualifications:

Ms. Anderson served as Director at Wells Fargo Securities from May 2012 to August 2017 and as Vice President and Director in public finance at UBS, successfully creating and growing both companies’ public finance investment banking practices on the West Coast. She brings substantial experience in financing transactions to the Board. She serves on the Executive Committee, and as Treasurer and Chair of the Finance Committee, of the Pacific Science Center, a nonprofit science museum in Seattle, and as Treasurer of the Ethical Apparel Africa Foundation. Ms. Anderson holds an MBA from Harvard Business School, and a B.S. in industrial engineering from Stanford University.

Key Skills and Experience:

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ELECTION OF DIRECTORS

INFORMATION REGARDING NOMINEES FOR ELECTION AND CONTINUING DIRECTORS

Set forth below is the principal occupation and other business experience, during at least the last five years, of each nominee for director.

Corporate Strategy	Financial Acumen	Risk Management	Leadership	Technology

Financial Industry	Highly Regulated Industry	Public Company	Operations Management	Corporate Finance

Dana D. Behar Age: 60 Director since: 2015 Committees: • Audit • Loan and Asset Quality (First Fed)

Dana D. Behar has been the owner of Discovery Bay Investments, LLC, a private equity investment firm based in Seattle, Washington, and focused on agricultural land and real estate, since 2015. Prior to that, Mr. Behar worked at HAL Real Estate Investments Inc., a private equity real estate investment entity based in Seattle, Washington, for 23 years, serving as President and Chief Executive Officer from 2005 until 2015.

Director Qualifications:

Mr. Behar previously worked in brand management at Procter & Gamble, served as Director of Marketing for the retail chain Egghead Software, and was a management consultant with the Wharton Small Business Development Center. He brings a strong background in business management to the Board. He is active in his community, having served as a board member of Community Roots Housing and the Forterra Strong Communities Fund, and is currently serving as a trustee of the Samis Foundation. Mr. Behar has a Bachelor of Arts degree in business with a concentration in finance from the University of Washington and a Master of Business Administration degree with a concentration in finance from the Wharton School of the University of Pennsylvania.

Key Skills and Experience:

Craig A. Curtis Age: 62 Director since: 2014 Committees: • Nominating and Corporate Governance • Loan and Asset Quality (First Fed, Chair)

Craig A. Curtis is a Partner and Director of Emerging Building Technologies with Mithun, a multi-disciplinary design firm with offices in Seattle, San Francisco and Los Angeles. Mr. Curtis oversees the firm’s commitment to forward-looking industry evolution including mass timber, pre-fabrication and offsite construction. Prior to joining Mithun in 2020, Mr. Curtis served as Chief Architect with Katerra, Inc., starting in January 2016, where he was responsible for the development of Katerra’s building platforms and led the launch of the company’s mass timber design division, including North America’s largest cross-laminated timber factory. Prior to joining Katerra, Mr. Curtis was employed by The Miller Hull Partnership, an architecture and planning firm, for 30 years and served as a partner from 1994 until 2016.

Director Qualifications:

Mr. Curtis serves as the Chairperson of the First Fed Loan and Asset Quality Committee. In light of First Fed’s significant participation in construction lending, the Board benefits from his broad experience in the construction industry. He has degrees in Architecture and Construction Management from Washington State University and has served on committees for the North Kitsap School District and Suquamish Community Advisory Council.

Key Skills and Experience:

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ELECTION OF DIRECTORS

Matthew P. Deines Age: 49 Director since: 2019 Committees: • Loan and Asset Quality (First Fed)

Matthew P. Deines became President and Chief Executive Officer (“CEO”) of First Fed in August 2019, and was elected President, CEO, and Director of First Northwest on December 5, 2019.

Director Qualifications:

With over 18 years of banking, Mr. Deines has experience in a variety of areas, including strategic planning and acquisitions, investor relations, financial reporting, and fintech, as well as operations, information technology, payments, internal controls and board governance. Mr. Deines serves as a Director for the Washington Bankers Association (“WBA”) and has been a conference speaker and instructor for the WBA. He is actively involved with several non-profit He held these roles at Sound Community Bank and SFBC until March 2018. In 2000, he received his Washington Certified Public Accountant certificate, currently inactive, while working for O’Rourke, Sacher & Moulton, LLP. Mr. Deines served as Executive Vice President and Chief Financial Officer (“CFO”) of Liberty Bay Bank from November 2018 until May 2019. Prior to that, he began work at Sound Community Bank as its CFO in February 2002 and was promoted to Executive Vice President in January 2005. In 2008, Mr. Deines also became Executive Vice President, CFO, and Corporate Secretary of Sound Financial Bancorp, Inc. (“SFBC”). organizations.

Key Skills and Experience:

Cindy H. Finnie Age: 72 Director since: 2012 Committees: • Audit • Compensation • F3P • Nominating and Corporate Governance • Executive

Cindy H. Finnie has served as Chair of the Board since 2022. She is the co-owner and President of Rainshadow Properties, Inc., an award-winning boutique hotel and property management company that she co-founded in 1995.

Director Qualifications:

Ms. Finnie retired in 2011 from Allstate Insurance Company after 38 years of leadership experience. Her range of responsibilities included property and casualty underwriting, sales leadership, business development, and financial management. She was recognized in the company as an expert in developing insurance agencies and was the second person in company history to achieve the top sales leadership award. Her experience in risk management and working in a regulated industry is of great value to the Board. She currently serves as Vice President of the Fort Worden Foundation, Director of the First Fed Foundation, and a member of the Port Townsend Lodging Tax Advisory Council. Past non-profit leadership positions include Board Chair of Centrum, an arts and education organization, Director of the Jefferson County Community Foundation, and Chair of the Fort Worden Public Development Authority. Ms. Finnie was also appointed by the Washington State Governor to serve on the Washington State Arts Commission, which she chaired for three years. Ms. Finnie has a Bachelor of Arts degree from the University of Colorado.

Key Skills and Experience:

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ELECTION OF DIRECTORS

Corporate Strategy:	Financial Acumen	Risk Management	Leadership	Technology

Financial Industry:	Highly Regulated Industry	Public Company	Operations Management	Corporate Finance

Gabriel S. Galanda Age: 46 Director since: 2021 Committees: • F3P

Gabriel S. Galanda is an Indigenous rights attorney and the managing lawyer at Galanda Broadman, PLLC. His practice focuses on complex, multi-party litigation and crisis management, representing Indigenous nations, businesses and citizens. He has been named to Best Lawyers in America in the fields of Native American Law and Gaming Law from 2007 to 2021 and dubbed a Super Lawyer by his peers from 2013 to 2021.

Director Qualifications:

Mr. Galanda is an experienced litigator and transactional attorney. He founded and now operates Huy, a 501(c)(3) non-profit organization dedicated to enhancing religious, cultural and other rehabilitative opportunities for American Indian prisoners. Serving as Chairman of the Huy Board of Advisors, Mr. Galanda leads the organization’s amicus curiae efforts before the U.S. Supreme Court and federal and state appellate courts across the country. He brings experience in legal issues and empathy and inclusion to the Board. Mr. Galanda holds a Bachelor’s Degree from Western Washington University and a Juris Doctorate with a Tribal Law and Policy Certificate from the University of Arizona.

Key Skills and Experience:

Lynn A. Terwoerds Age: 58 Director since: 2023 Committees: • Audit

Lynn A. Terwoerds is a technology thought leader and cybersecurity strategy consultant for global companies. She has been Chief Executive Officer of Digital Resilience, LLC, a cybersecurity consulting firm that she founded, since 2018. Before transitioning to consulting, she served as Executive Director of the Executive Women’s Forum on Information Security, Risk Management and Privacy from February 2016 through December 2020. Prior to February 2016, Ms. Terwoerds was in the Cybersecurity Risk Management division at Oracle Health Services Global Business Unit and prior to that Head of Global Security Architecture and Standards for Barclays PLC.

Director Qualifications:

Ms. Terwoerds has 24 years of cybersecurity expertise, including hands-on experience running global security incident response and critical infrastructure long-term security strategy. Her background also includes leadership positions in multiple vertical markets ranging from technology to banking and healthcare. Combining a post graduate degree in Classics, a passion for technology and a multi-cultural upbringing, Ms. Terwoerds is uniquely positioned to assist the Board in connecting the dots between people, process, and technology transformation globally. In addition to her consulting work, she also serves as board President of the Northwest Maritime Center and on the advisory board of the Executive Women’s Forum. Ms. Terwoerds is also a member of the National Association of Corporate Directors and holds NACD Directorship Certification.

Key Skills and Experience:

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ELECTION OF DIRECTORS

Norman J. Tonina, Jr. Age: 58 Director since: 2013 Committees: • Compensation • F3P (Chair) • Nominating and Corporate Governance • Loan and Asset Quality (First Fed)

Norman J. Tonina, Jr. currently serves as President of the First Fed Foundation and as an adjunct faculty member in Seattle Pacific University’s graduate program in Industrial and Organizational Psychology since 2011, in addition to consulting. He most recently worked at Grameen Foundation, a non-governmental organization focused on enabling the poor to create a world without poverty, where he served as an advisor to the Chief Executive Officer and Board of Directors and as its Chief Human Resources Officer from 2010 to 2016.

Director Qualifications:

Mr. Tonina began his career at Digital Equipment Corporation in 1987 and joined Microsoft Corporation as a finance manager, rising to become Senior Director of Finance for Microsoft’s Platforms and Applications business. In 1999, he transitioned to Human Resources, where he directed strategic global Human Resources initiatives in the areas of culture, leadership, and talent. The Board benefits from Mr. Tonina’s experience in financial and human capital management. He served on the board of the Fort Worden Public Development Authority from 2011 to 2021. Mr. Tonina earned his Bachelor of Arts degree in Business Administration from Northeastern University, a certificate in Human Resources from the University of Michigan, and a Masters in Organizational Psychology from Antioch University.

Key Skills and Experience:

Jennifer Zaccardo Age: 70 Director since: 2011 Committees: • Audit • Nominating and Corporate Governance (Chair)

Jennifer Zaccardo is Vice Chair of the Board and is a retired Certified Public Accountant with particular expertise in the timber industry and small business financial reporting and taxation. Prior to her retirement in 2021, she served as President and Tax Partner of Baker, Overby & Moore Inc., P.S., a public accounting firm with which she had been affiliated since 1983. Ms. Zaccardo is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Director Qualifications:

Ms. Zaccardo brings her expertise in accounting and financial reporting to the Board. She is a past president and treasurer of the Peninsula College Foundation Board of Governors and served on the Quillayute Valley School Board of Directors for 10 years. Ms. Zaccardo earned a Bachelor of Science degree in Forest Resources and a Bachelor of Arts degree in Business Administration from the University of Washington and is a Certified Public Accountant.

Key Skills and Experience:

FIRST NORTHWEST BANCORP          13

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD OF DIRECTORS

The Boards of Directors of First Northwest and First Fed conduct their business through board and committee meetings. In 2022, the Board held 13 meetings and the Board of Directors of the Bank held 12 meetings. No director of First Northwest or the Bank attended fewer than 90 percent of the total meetings of the boards and committees on which that person served.

COMMITTEES AND COMMITTEE CHARTERS

The Board has standing Audit, Compensation, First Fed Fintech Partners (“F3P”), Nominating and Corporate Governance, and Executive Committees. The Board has adopted written charters for the Audit, Compensation, F3P, and Nominating and Corporate Governance Committees, copies of which are available under the “Investor Relations” tab on our website at www.ourfirstfed.com. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, in accordance with the requirements for companies listed on NASDAQ.

The Audit Committee consists of Directors Anderson (Chair), Behar, Finnie, Oliver, Terwoerds, and Zaccardo. The Board has determined that Ms. Anderson and two other members of the Committee meet the definition of “Audit Committee Financial Expert,” as defined by the SEC. This Committee is primarily responsible for overseeing the integrity of First Northwest’s financial reporting processes, financial statement audits, and systems of internal controls regarding finance, accounting, and legal compliance; overseeing the independence and performance of First Northwest’s independent auditors and internal audit function; and providing an avenue of communication among the independent auditor, management, and the Board. The Audit Committee meets quarterly and on an as-needed basis. The Audit Committee met eight times during 2022.

The Compensation Committee consists of Directors Anderson, Finnie, Oliver (Chair), Tonina, and Zaccardo. This Committee meets semiannually and as needed, providing general oversight regarding the personnel, compensation, and benefits matters of First Northwest. In furtherance of this purpose, the Compensation Committee is responsible for setting the compensation of our Chief Executive Officer and reviewing his performance, approving the compensation arrangements and performance goals for other senior executives, and recommending board member compensation. The Compensation Committee met three times during 2022.

The F3P Committee consists of Directors Anderson, Finnie, Galanda, and Tonina (Chair). This Committee meets quarterly and as needed, providing general oversight and strategic direction regarding the Company’s financial technology activities and risk, including strategy, programmatic review, risk monitoring, and control implementation. The F3P Committee, which was established effective October 1, 2022, met twice in 2022.

The Nominating and Corporate Governance Committee consists of Directors Curtis, Finnie, Oliver, Tonina, and Zaccardo (Chair). This Committee is responsible for assessing board and committee membership composition, succession planning, and implementing policies and processes regarding corporate governance matters – including oversight of First Northwest’s Environmental, Social, and Governance programming. The Committee also ensures that the requisite expertise, diversity of skills, experience, background, gender and ethnicity, and independence of the Board are considered in evaluating board composition and director nominations. The Nominating and Corporate Governance Committee meets semiannually and on an as-needed basis. This Committee met four times during 2022.

The Executive Committee consists of Directors Anderson, Finnie, and Zaccardo. This Committee acts for the Board of Directors when formal board action is required between regular meetings. The Executive Committee did not meet during 2022.

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CORPORATE GOVERNANCE AND BOARD MATTERS

LEADERSHIP STRUCTURE

First Northwest has separated the positions of Board Chair and Chief Executive Officer. The Chair, an independent director, leads the Board and presides at all board meetings, while the President and Chief Executive Officer runs the day-to-day business of First Northwest. The Board supports having an independent director in a board leadership position. This enables non-management directors to raise issues and concerns for board consideration without immediately involving management. The Chair also serves as a liaison between the Board and senior management.

BOARD INVOLVEMENT IN RISK MANAGEMENT PROCESS

As part of its overall responsibility to oversee the management, business, and strategy of First Northwest and First Fed, one of the primary responsibilities of our Board is to oversee the amount and types of risks taken by management in executing our corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks. The Board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies, and regular monitoring of risk, such as interest rate risk exposure, liquidity, cyber-security, and problem assets. Some oversight functions are delegated to committees of the Board, with such committees regularly reporting to the full Board the results of their oversight activities. For example, the Audit Committee is responsible for oversight of the independent auditor and meets directly with the auditors at various times during the year, while also receiving quarterly reports on technology and information security, including cybersecurity. Also, the newly created F3P Committee oversees the risks associated with our financial technology activities, including our fintech strategy and investments.

CORPORATE GOVERNANCE POLICY

The Board has adopted a Corporate Governance Policy, a copy of which is available under the “Investor Relations” tab on our website at www.ourfirstfed.com. The Policy covers the following matters:

•	the role of the Board;

•	the composition of the Board;

•	responsibilities and operation of the Board;

•	the establishment and operation of board committees, including Audit, Nominating and Corporate Governance, F3P, and Compensation Committees;

•	succession planning annual review for the Board, Chief Executive Officer and other executive officers;

•	convening executive sessions of independent directors;

•	the Board’s interaction with management and third parties;

•	evaluation of the performance of the Board and the Chief Executive Officer;

•	communications with shareholders and annual meeting attendance; and

•	director orientation and continuing education.

DIRECTOR INDEPENDENCE

Our common stock is listed on the NASDAQ Global Market. In accordance with NASDAQ requirements, at least a majority of our directors must be independent directors. The Board has determined that eight of our nine nominated directors are independent, as defined by NASDAQ rule. Only Matthew Deines, our President and Chief Executive Officer, is not independent.

CODE OF ETHICS

The Code of Ethics applies to each of our directors, officers, and employees, and requires these individuals to maintain the highest standards of professional conduct. The Code is reviewed and updated periodically. The Board reviewed and reapproved the Code in February 2023. A copy of the Code of Ethics is available under the “Investor Relations” tab on our website at www.ourfirstfed.com.

FIRST NORTHWEST BANCORP          15

CORPORATE GOVERNANCE AND BOARD MATTERS

DIRECTOR CONTINUING EDUCATION

Continuing education programs assist directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs. Our Board maintains a strong commitment to continuing education activities each year.

BOARD EVALUATION

The Nominating and Corporate Governance Committee conducts an annual evaluation of the performance of the Board, the Board Chair, and each of its members, including director self-assessments and one-on-one meetings between each director and the Board Chair. The results are reported to the Board. The report includes an assessment of the Board’s compliance with its Corporate Governance Policy, and identification of areas in which the Board could improve its performance.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

The Board welcomes communication from shareholders. Shareholders may send communications to the Board of Directors, First Northwest Bancorp, 105 W. Eighth Street, Port Angeles, Washington 98362. Shareholders should clearly indicate the director or directors for whom the communication is intended so that each communication may be forwarded appropriately.

ANNUAL MEETING ATTENDANCE BY DIRECTORS

We encourage, but do not require, our directors to attend the Annual Meeting of Shareholders. All directors then in office attended (either in person or virtually) the 2022 Annual Meeting of Shareholders held on May 24, 2022.

TRANSACTIONS WITH RELATED PERSONS

First Fed has followed a policy of granting loans to executive officers and directors that fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with persons not related to First Fed prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans to directors and executive officers and their related persons on December 31, 2022, were performing in accordance with their terms.

STOCK OWNERSHIP GUIDELINES

In May 2017, the Board adopted a stock ownership policy because it believes that it is in First Northwest’s best interest to align the financial interests of our non-employee directors and Chief Executive Officer with those of our shareholders. The policy requires non-employee directors to own shares of First Northwest’s common stock equal in value to three times the respective director’s annual cash retainer. Each non-employee director who was in office at the beginning of 2022 was compliant with this policy requirement throughout 2022. In addition, our stock ownership guidelines require our Chief Executive Officer to hold First Northwest shares valued at three times his annual base salary within three years of his date of hire. Mr. Deines met his stock ownership guideline in 2020, approximately one year after his appointment as Chief Executive Officer of First Northwest.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Under our Anti-Hedging and Anti-Pledging Policy, we prohibit hedging the economic risk of ownership of our common stock through short sales or the purchase or sale of options, puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to First Northwest stock, by our directors and officers. We also prohibit our directors and officers from holding our stock in a margin account or pledging our stock as collateral for a loan.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table shows the compensation paid to our directors for the year ended December 31, 2022, except for Mr. Deines, our President and Chief Executive Officer, whose compensation is presented in the Summary Compensation Table in the section entitled “Executive Compensation” below. Ms. Terwoerds is not listed in the table because she joined the Board in 2023.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS[1] ($)	ALL OTHER COMPENSATION[2] ($)	TOTAL ($)

Sherilyn G. Anderson	41,211	19,780	618	61,609

Dana D. Behar	40,040	19,780	158	59,978

Craig A. Curtis	39,000	19,780	158	58,938

Cindy H. Finnie	49,484	19,780	158	69,422

Gabriel S. Galanda	35,880	19,780	330	55,990

Stephen E. Oliver	47,720	19,780	158	67,658

Norman J. Tonina, Jr.	41,851	19,780	158	61,789

Jennifer Zaccardo	42,027	19,780	158	61,965

[1]

The dollar amounts shown in the table represent the aggregate fair value of each award of restricted shares based on the closing price of First Northwest’s common stock on the respective date of grant in 2022. The number of restricted shares held by each director on December 31, 2022, were as follows: Ms. Anderson, 2,528 shares; Mr. Galanda, 2,770 shares; and Mr. Behar, Mr. Curtis, Ms. Finnie, Mr. Oliver, Mr. Tonina, and Ms. Zaccardo, 885 shares.

[2]	Represents cash dividends on unvested shares of restricted stock.

CASH RETAINERS

The non-employee (outside) directors of First Northwest receive compensation for their service on the Board. In setting their compensation, the Board considers the significant amount of time and level of skill required for director service. In October 2019, the Board approved increases in cash director fees effective January 1, 2020, that set the annual retainer for service as a non-employee director of First Northwest at $32,000. The Board Chair is paid an additional annual retainer of $9,600. Under the policy, annual retainers for committee service are as follows:

COMMITTEE	CHAIR	MEMBER	All retainers are paid in equal monthly installments. No additional cash compensation is paid to directors for service on the First Fed Board of Directors.
Audit	$4,680	$4,160
Compensation	$3,900	$2,600
Nominating and Corporate Governance	$3,120	$2,600
F3P	$3,900	$2,600
Loan and Asset Quality (First Fed Board)	$3,120	$2,600

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DIRECTOR COMPENSATION

EQUITY GRANTS

Under First Northwest’s non-employee director compensation program, beginning in 2020, each director generally receives an annual grant of restricted shares with a grant date fair value approved by the Compensation Committee. The grants vest on the one-year anniversary of the award date. The awards made in 2022 are shown in the Director Compensation table above.

DEFERRED COMPENSATION PLAN

To encourage the retention of qualified directors, we offer a deferred compensation plan whereby directors may defer all or a portion of their regular fees until a permitted distribution event occurs under the plan. Each director may direct the investment of the deferred fees among investment options made available by First Fed. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the directors have the status of unsecured creditors of First Northwest with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (on account of termination of service or pre-retirement death or disability), a change in control, an unforeseeable emergency, or upon a date specified by the director, in an amount equal to the value of the director’s account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case). A director may elect, at the time he or she makes a deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. A director may subsequently elect to change when or how he or she receives his or her plan benefit if certain required conditions are met. On December 31, 2022, our estimated deferred compensation liability accrual with respect to current non-employee directors under the deferred compensation plan totaled approximately $778,000.

EXECUTIVE COMPENSATION

DESCRIPTION OF EXECUTIVE COMPENSATION PROGRAM

This section provides a brief overview of our executive compensation program and the process followed by our Compensation Committee in making decisions about executive compensation. Following this discussion are various tables and additional information about the compensation paid or payable to our “named executive officers.”

COMPENSATION PHILOSOPHY AND OBJECTIVES

In general, our executive compensation policies are designed to establish an appropriate relationship between executive pay and our performance. In particular, our executive compensation program is intended to:

•	attract and retain key executives who are vital to our long-term success;

•	provide levels of compensation competitive with our peers and commensurate with our performance;

•	compensate executives in ways that inspire and motivate them; and

•	properly align risk-taking and compensation.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for setting the policies and compensation levels for our directors and executive officers. The Committee is responsible for evaluating the performance of the Chief Executive Officer and setting his compensation, and for reviewing the Chief Executive Officer’s report regarding the performance of other senior executives. The Chief Executive Officer is not involved in decisions regarding his own compensation.

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EXECUTIVE COMPENSATION

ROLE OF COMPENSATION CONSULTANTS

Our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2022, the Compensation Committee engaged McLagan, which is an Aon group company and an independent compensation consultant, to assist with its duties, including providing advice relating to our compensation peer group selection, support and specific analysis regarding compensation data, and recommendations for executive and non-employee director compensation. McLagan reports directly to our Compensation Committee and not to management, is independent from us, and has provided no services to us other than compensation-related services. The Compensation Committee relies in part on the information and advice from McLagan, as well as other industry information and surveys regarding executive and non-employee director compensation, as a market comparison of compensation levels and practices and to assess the competitiveness of our executive and director compensation program. Our Compensation Committee has assessed the independence of McLagan and concluded that there are no conflicts of interest regarding the work that McLagan performs for the Committee.

COMPENSATION PROGRAM ELEMENTS

For several years, our executive compensation program has focused primarily on the following components:

PAY ELEMENT	WHAT IT REWARDS	PURPOSE

Base salary	Core competency in the executive’s role relative to skills, experience, and contributions to First Northwest and First Fed	Provide assurance of specified level of compensation to attract and retain qualified individuals

Cash incentive	Contributions toward achieving corporate earnings, growth, and risk management objectives	Provide opportunities to receive annual performance-based cash incentive compensation

Long-term incentive	Contributions toward increasing long-term shareholder value	Promote long-term growth and profitability through performance-based restricted stock awards

Executive officers may also participate in a deferred compensation plan, the 401(k) Plan, and the ESOP as described in more detail under “Retirement Benefits” below. We have also entered into employment agreements with Matthew Deines, Geraldine Bullard, and Christopher Riffle that provide for, among other things, severance compensation upon involuntary termination in certain situations, as described under “Employment Agreements for Named Executive Officers” below. In addition, First Fed and First Northwest offer medical and dental insurance coverage, vision care coverage, group life insurance coverage, and long-term disability insurance coverage under welfare and benefit plans in which most employees, including executive officers, are eligible to participate.

COMPENSATION CLAWBACK PROVISION

If First Northwest or First Fed is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, First Fed will recover incentive compensation awarded to current or former executive officers during the preceding three years, to the extent the original awards exceed the amounts that would have been paid under the restated results, or as otherwise required by applicable laws or regulations.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents information regarding the compensation of our President and Chief Executive Officer and our next two most highly compensated executive officers who were serving as executive officers on December 31, 2022. Additionally, information regarding compensation of one former executive officer who separated from the Company in 2022 is included below.

NAME AND PRINCIPAL POSITION	CALENDAR YEAR	SALARY ($)	STOCK AWARD[1] ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION[2] ($)	ALL OTHER COMPENSATION[3] ($)	TOTAL ($)

MATTHEW P. DEINES President and Chief Executive Officer	2022 2021	447,307 364,000	98,630 214,341	141,752 163,552	33,288 45,507	720,977 787,400

CHRISTOPHER J. RIFFLE Executive Vice President, Chief Operating Officer, Chief Digital Officer, and General Counsel	2022 2021	294,807 242,596	47,270 109,603	73,500 66,096	28,501 35,645	444,078 453,940

GERALDINE L. BULLARD Executive Vice President, Chief Financial Officer	2022 2021	265,746 254,603	44,118 85,220	69,580 66,116	30,825 6,240	410,269 412,179

KELLY A. LISKE Former Executive Vice President and Chief Banking Officer (through June 30, 2022)	2022 2021	138,443 237,304	46,935 87,235	0 60,769	284,766 44,241	470,144 429,549

[1]

Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 10 of the Notes to Consolidated Financial Statements in First Northwest’s Annual Report on Form 10-K for the year ended December 31, 2022.

[2]	Reflects amounts earned under the Cash Incentive Plan. The material terms of the Cash Incentive Plan for 2022 are described below under “Cash Incentive Compensation.”
[3]	Amounts reported for 2022 that represent “All Other Compensation” for each of the named executive officers are described in the table below.

NAME	401(K) MATCHING CONTRIBUTION	ESOP CONTRIBUTIONS	OFFICER LIFE INSURANCE	DIVIDENDS ON UNVESTED SHARES OF RESTRICTED STOCK	VEHICLE ALLOWANCE	ANNIVERSARY AWARD	FITNESS ALLOWANCE	SEVERANCE

MATTHEW P. DEINES	6,076	12,717	291	5,204	9,000	0	0	0

CHRISTOPHER J. RIFFLE	10,250	13,256	291	3,143	0	1,322	240	0

GERALDINE L. BULLARD	7,942	12,404	834	3,406	6,000	0	240	0

KELLY A. LISKE	5,976	14,445	145	369	3,231	0	0	260,600

CASH INCENTIVE COMPENSATION

We believe that the opportunity for performance-based pay for officers is a significant factor in aligning the interests of the officers with those of shareholders. The Compensation Committee reviews and approves incentive compensation for the Chief Executive Officer and executive management group on an annual basis to ensure alignment with First Fed business objectives. The Chief Executive Officer is not permitted to be present during any committee deliberations or voting with respect to his compensation.

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EXECUTIVE COMPENSATION

Each named executive officer has a set of predefined goals that consist of annual corporate performance goals and may also include personal goals outlined in the officer’s individual participation agreement. Each participant is assigned a target award level and range that defines their incentive opportunity. Each executive’s actual incentive compensation will be determined by whether the executive exceeds “threshold,” “target,” or “stretch” performance levels. Actual awards will be allocated based on specific performance goals defined for each participant and will range from 0% to 150% of their target incentive opportunity.

Each participant’s payout is calculated on eligible earnings, as defined in the Cash Incentive Plan, and will be made in a cash lump sum.

The participants under the Cash Incentive Plan include all Executive and Senior Vice Presidents as well as selected First Vice Presidents and Vice Presidents. In December 2021, the Compensation Committee established performance goals for all participants. The annual incentive opportunities for the named executive officers, expressed as a percentage of annualized base salary on December 31, 2022, were as follows:

EXECUTIVE	BELOW THRESHOLD	THRESHOLD (50%)	TARGET (100%)	STRETCH (150%)

Matthew P. Deines	0%	22.5%	45%	67.5%

Christopher J. Riffle	0%	17.5%	35%	52.5%

Geraldine L. Bullard	0%	17.5%	35%	52.5%

For 2022, the named executive officers’ goals under the Cash Incentive Plan consisted of the goals listed below. The Compensation Committee approved the following corporate performance measures for the named executive officers:

PERFORMANCE MEASURE	THRESHOLD	TARGET	STRETCH

Return on Average Equity[1]	7.2%	8.1%	9.0%

Total Revenue[2]	$80,000,000	$85,000,000	$90,000,000

Non-Interest Income[3]	$15,000,000	$16,500,000	$18,000,000

Coverage Ratio[4]	20.00%	15.00%	10.00%

Non-Interest Expense Ratio[5]	3.15%	3.00%	2.85%

FinTech Partnerships[6]	4	5	6

Regulatory Meetings[7]	3	4	5

FinTech Vetting Process[8]	Complete by 12/31	Complete by 9/30	Complete by 3/31

[1]	Defined as net income divided by annual average total equity for the year ended December 31, 2022.
[2]	Defined as net interest income plus non-interest income for the year ended December 31, 2022.
[3]	Defined as non-interest income for the year ended December 31, 2022.
[4]	Defined as total classified assets, plus other real estate owned, plus personal property owned, divided by total risk-based capital for the year ended December 31, 2022.
[5]	Defined as non-interest expense as a percentage of average assets on December 31, 2022.
[6]

Defined as establishing a partnership between First Fed/FNWB and financial technology companies who generate or have the capacity to generate $250,000 or more in revenue for First Fed on or before December 31, 2022.

[7]

Defined as holding meetings with regulators (Federal Deposit Insurance Corporation, Washington State Department of Financial Institutions, or the Federal Reserve of San Francisco) to discuss First Fed’s financial technology activities on or before December 31, 2022.

[8]

Defined as creation of a comprehensive fintech partnership process covering all elements of potential partnerships – risk, efficiency, reputation, profitability, and more on or before December 31, 2022.

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EXECUTIVE COMPENSATION

These corporate performance measures are based on the consolidated performance of First Northwest. For the year ended December 31, 2022, the corporate performance weightings applicable to the named executive officers were as follows:

EXECUTIVE	RETURN ON AVERAGE EQUITY	TOTAL REVENUE	NON-INT INCOME	COVERAGE RATIO	NON-INT EXP RATIO	FINTECH PARTNERSHIPS	REGULATORY MEETINGS	FINTECH VETTING PROCESS

Matthew P. Deines	15%	15%	15%	15%	15%	10%	5%	10%

Christopher J. Riffle	10%	10%	10%	10%	10%	20%	10%	20%

Geraldine L. Bullard	15%	15%	15%	15%	15%	10%	5%	10%

The following table summarizes First Northwest’s performance and resulting payouts associated with the corporate goals for the year ended December 31, 2022 (dollars in thousands):

PERFORMANCE MEASURE	PERFORMANCE ACHIEVED	PAYOUT AS A PERCENTAGE OF TARGET

Return on Average Equity	9.09%	150%

Total Revenue	$80,191	50%

Non-Interest Income	$10,327	0%

Coverage Ratio	7.31%	150%

Non-Interest Expense Ratio	3.16%	0%

FinTech Partnerships	2	0%

Reg Meetings	6	150%

Fintech Vetting	Complete by 9/30	100%

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EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE

The following table presents information regarding our executive compensation pay relative to corporate performance of our principal executive officer (“PEO”), Mr. Deines, and non-PEO named executive officers (“NEOs”) for 2021 and 2022.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO[3] ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS[3] ($)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON TOTAL SHAREHOLDER RETURN ($)	NET INCOME (IN THOUSANDS) ($)

2022[1]	720,977	650,221	441,497	451,898	101.45	13,496

2021[2]	787,400	1,063,295	441,745	616,244	131.32	14,979

[1]	In 2022, Mr. Deines was our PEO and Mr. Riffle, Ms. Bullard, and Ms. Liske were our Non-PEO NEOs.
[2]	In 2021, Mr. Deines was our PEO and Mr. Riffle and Ms. Kelly Liske were our Non-PEO NEOs.
[3]

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in the tables below.

Compensation Actually Paid reflects adjustments to the values of awards of restricted shares shown in the Summary Compensation Table as set forth in the tables below.

PEO YEAR	SUMMARY COMPENSATION TABLE TOTAL ($)	INCREASE FOR YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AT YEAR-END ($)	CHANGE IN FAIR VALUE OF UNVESTED EQUITY AWARDS FROM PRIOR YEAR- END TO CURRENT YEAR-END ($)	CHANGE IN FAIR VALUE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FROM PRIOR YEAR-END TO VESTING DATE ($)	DIVIDENDS PAID ON AWARDS DURING YEAR PRIOR TO VESTING DATE ($)	DEDUCTION FOR FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT WERE FORFEITED DURING YEAR ($)	COMPENSATION ACTUALLY PAID ($)

2022	720,977	67,783	(94,215)	(49,528)	5,204	0	650,221

2021	787,400	154,853	83,720	29,440	7,882	0	1,063,295

NON-PEO NEOS YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL ($)	AVERAGE INCREASE FOR YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AT YEAR-END ($)	AVERAGE CHANGE IN FAIR VALUE OF UNVESTED EQUITY AWARDS FROM PRIOR YEAR-END TO CURRENT YEAR-END ($)	AVERAGE CHANGE IN FAIR VALUE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FROM PRIOR YEAR-END TO VESTING DATE ($)	AVERAGE DIVIDENDS PAID ON AWARDS DURING YEAR PRIOR TO VESTING DATE ($)	AVERAGE DEDUCTION FOR FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT WERE FORFEITED DURING YEAR ($)	AVERAGE COMPENSATION ACTUALLY PAID ($)

2022	441,497	20,936	(38,886)	(28,032)	2,443	53,941	451,898

2021	441,745	108,474	41,492	20,171	4,362	0	616,244

Compensation Actually Paid (“CAP”) to our PEO and Non-PEO NEOs was lower in 2022 compared to 2021. The decrease in CAP is primarily the result of a decrease in the Company’s stock price in 2022 compared to 2021, which resulted in lower values of equity awards in 2022. Net Income also decreased in 2022 compared to 2021.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS

The purpose of both the First Northwest Bancorp 2015 Equity Incentive Plan (the “2015 Plan”) and the First Northwest Bancorp 2020 Equity Incentive Plan (the “2020 Plan”) is to promote the long-term growth and profitability of First Northwest, to provide plan participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence, and to provide plan participants with incentives that are closely linked to the interests of all shareholders of First Northwest.

The 2015 Plan was approved by shareholders in 2015. Shares of restricted stock granted under the 2015 Plan had a five-year vesting schedule. Any unvested shares held by departing named executive officers prior to the completion of the vesting schedule are forfeited.

The 2020 Plan was approved by shareholders at the Annual Meeting in May 2020 and provides for the grant of a variety of equity- based awards to eligible participants. Named executive officers are eligible for annual grants of shares of restricted stock with a three-year vesting schedule. Unvested shares held by departing named executive officers are forfeited and returned to the 2020 Plan pool.

Beginning with awards granted in 2021, the Compensation Committee has adopted a plan of granting equity awards to the named executive officers covering a number of shares based on the achievement of specified performance goals for the year preceding the grant date. The performance goals are distinct from those associated with cash incentives and are related to shareholder metrics. The target payment is an economic value equal to a percentage of base pay. For Mr. Deines, the target goal for 2022 was 35% of base pay and for both Mr. Riffle and Ms. Bullard the target goal was 25% of base pay. In 2022, the performance measures were Stock Price and Earnings Per Share (EPS) growth, as compared to peer community banks. These two measures are equally weighted (50% each) and have Threshold, Target, and Stretch payments. The table below summarizes 2022 performance goals and outcomes. No restricted shares were granted in the first quarter of 2023 based on the zero payouts shown in the table below.

	THRESHOLD	TARGET	STRETCH	2022	PAYOUT

Stock Price	$22.00	$24.00	$26.00	$15.36	0%

EPS Growth	15.00%	20.00%	25.00%	4.91%	0%

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EXECUTIVE COMPENSATION

The following information with respect to outstanding stock awards as of December 31, 2022, is presented for the named executive officers.

STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[1] ($)

Matthew P. Deines	08/07/2019 01/07/2020 07/04/2020 03/07/2021 03/07/2022	[2] [3] [4] [5] [6]	4,960 8,760 1,000 7,666 4,413	76,186 134,554 15,360 117,750 67,784

Christopher J. Riffle	09/25/2018 12/07/2018 09/07/2020 03/07/2021 03/07/2022	[7] [8] [9] [5] [6]	3,000 2,000 1,636 3,920 2,115	46,080 30,720 25,129 60,211 32,486

Geraldine L. Bullard	03/07/2020 05/01/2020 03/07/2021 03/07/2022	[10] [11] [5] [6]	3,000 7,500 3,048 1,974	46,080 115,200 46,817 30,321

[1]	Market value is based on the per share closing price of FNWB stock on December 31, 2022 of $15.36.
[2]	Vests in two equal annual installments beginning August 7, 2023.
[3]	Vests in three equal annual installments beginning January 7, 2023.
[4]	Vests in full on July 7, 2023.
[5]	Vests in two equal annual installments beginning March 7, 2023.
[6]	Vests in three equal annual installments beginning March 7, 2023.
[7]	Vests in full on July 7, 2023.
[8]	Vests in full on December 7, 2023.
[9]	Vests in full on September 7, 2023.
[10]	Vests in three equal annual installments beginning March 7, 2023.
[11]	Vests in three equal annual installments beginning May 1, 2023.

The 2015 Plan and the 2020 Plan both provide for accelerated vesting of awards in the event of a recipient’s death or disability, or a change in control. Unvested awards will become exercisable or vest upon the date of the recipient’s death or disability. With respect to a change in control, unvested awards will become exercisable or vest only if the participant experiences an involuntary termination within 365 days following the change in control event, or the acquiring company does not either assume the outstanding award or replace the outstanding award with an equivalently valued award.

RETIREMENT BENEFITS

To encourage the retention of qualified officers, we offer a deferred compensation plan whereby certain officers may defer all or a portion of their annual salary until a permitted distribution event occurs under the plan. Each officer may direct the investment of the deferred salary among investment options made available by First Fed. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the officers have the status of unsecured creditors of First Fed with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (whether on account of termination of employment or pre-retirement death or disability), a change in control, an unforeseeable emergency, or upon a date specified by the officer, in an amount equal to the value of the officer’s account balance (or the

FIRST NORTHWEST BANCORP          25

EXECUTIVE COMPENSATION

amount necessary to satisfy the unforeseeable emergency, in that case). An officer may elect, at the time of the deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. An officer may subsequently elect to change when or how he or she receives his or her plan benefit, if certain required conditions are met. Currently, none of our named executive officers participate in this plan.

We currently offer a qualified, tax-exempt savings plan to eligible employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. Participants are permitted to make pre-tax contributions to the 401(k) Plan of up to a maximum of $20,500 in 2022. In addition, participants who have attained age 50 may defer an additional $6,500 annually as a 401(k) “catch-up” contribution. First Fed matches 50% of the first six percent of participants’ contributions to the 401(k) Plan, including catch-up contributions. All participant 401(k) contributions, rollovers, and earnings are fully and immediately vested.

Matching contributions and related earnings vest at a rate of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment, and 100% after four years of employment.

In connection with the conversion of First Fed from the mutual to the stock form of organization, we established an employee stock ownership plan (the “ESOP”). The ESOP provides eligible employees a beneficial interest in First Northwest and an additional retirement benefit in the form of First Northwest common stock. Participants will have a nonforfeitable interest in their individual account based on a vesting schedule of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment, and 100% after four years of employment.

EMPLOYMENT AGREEMENTS FOR NAMED EXECUTIVE OFFICERS

Ms. Bullard entered into a three-year employment agreement in April 2020 that was extended in 2021 and expires in April 2024. Mr. Riffle entered into a three-year employment agreement in 2018 that was later extended and expires in October 2024. Mr. Deines entered into an amended three-year employment agreement in December 2021 that expires in 2024. Each of the agreements provide for extension for an additional year upon review and approval by the Board or the Compensation Committee.

Under the employment agreements, the base salary level for each named executive officer is specified, which amounts will be paid by First Northwest and First Fed and may be increased at the discretion of the Compensation Committee. The agreements further provide that the executives may participate, to the same extent as executive officers of First Northwest and First Fed generally, in all plans of First Northwest and First Fed relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof. In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites that are generally available to executive officers of First Northwest or First Fed, including deferred compensation programs, car allowances, and health club memberships. The executives also will receive annual paid vacation and voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board or the Compensation Committee may determine.

The employment agreements with each of the named executive officers provide for potential payments upon the executive’s involuntary termination in certain situations, or upon death or disability. Any such payments are conditioned on receipt of the executive’s signed release of claims against First Northwest and First Fed. The agreements may be terminated by the Board at any time.

If the employment of Ms. Bullard or Mr. Riffle is terminated involuntarily other than for cause, or by Ms. Bullard or Mr. Riffle for “Good Reason,” then for one year after the date of termination First Northwest and First Fed would be required to pay their salary at the rate in effect immediately prior to the date of termination and the pro rata portion of any incentive award or bonus, the amount of which will be determined by the Compensation Committee in its sole discretion, and continue the executive’s and the executive’s dependents’ coverage under First Northwest’s and First Fed’s health, life, and disability programs. “Good Reason”

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EXECUTIVE COMPENSATION

means, in the absence of their written consent, any of the following: (i) a material diminution in the executive’s base compensation; (ii) a material diminution in the executive’s authority, duties, or responsibilities; or (iii) a material change in the geographic location at which the executive must perform services of more than 35 miles.

Under Mr. Deines’ employment agreement as amended in December 2021, “Good Reason” would include a material change in geographic location of more than 90 miles. Upon termination of his employment involuntarily other than for cause or by Mr. Deines for “Good Reason,” he would be entitled to receive a lump sum payment in cash equal to two times the sum of his then current annual base salary plus the average of his annual bonus over the previous three years.

The employment agreements also provide for severance payments and other benefits if an executive is involuntarily terminated not for cause (or terminates his or her employment for “Good Reason,” as defined above) within 24 months (18 months in the case of Mr. Deines) following a Change in Control event. The agreements define “Change in Control” as a change in the ownership or effective control of First Northwest or First Fed or a change in the ownership of a substantial portion of the assets of First Northwest or First Fed, as defined in Treasury Regulation § 1.409A-3(i)(5) or in subsequent regulations or other guidance issued by the Internal Revenue Service.

In the event of a termination in connection with a Change in Control, the employment agreements provide that First Northwest and First Fed jointly shall: (1) pay to the executive in a lump sum, as soon as practicable following receipt of the signed release described above, an amount equal to 2.99 times the current base salary for Mr. Deines and 2.00 times the average of the executive’s five prior years’ annual salary for Ms. Bullard and Mr. Riffle; (2) the average of the annual bonus paid for services during the preceding three calendar years for Mr. Deines (or the period of employment, if less than three years); (3) the prorated annual bonus for the current year for Mr. Deines; and (4) continue the executive’s and the executive’s dependents’ coverage under First Northwest’s and First Fed’s health, life, and disability programs for one year after the executive’s termination of employment. (in the case of Mr. Deines, payment of an amount necessary to pay his COBRA premiums for continuation of group health insurance coverage for 12 months based on such premiums in effect on the date of termination). Section 280G of the Internal Revenue Code provides that, if payments made in connection with a Change in Control equal or exceed three times the individual’s base amount, then a portion of those payments are deemed to be “excess parachute payments.” An executive’s “base amount” is generally the average of the executive’s taxable compensation for the last five years preceding the year in which a Change in Control occurs. Individuals are subject to a 20% excise tax on the amount of such excess parachute payments, and First Northwest and First Fed would not be entitled to deduct the amount of such excess parachute payments. The employment agreements provide that severance and other payments payable upon a Change in Control, that constitute parachute payments and would be subject to the excise tax, must either be (i) paid in full or (ii) paid to a lesser extent only if no portion would then be subject to the excise tax, whichever amount results in the executive receiving, on an after-tax basis, the greatest amount of benefits without allowing for any additional payment to account for taxes owed by the executive.

Under the employment agreements, each executive also has agreed, while employed by First Fed and for one year following termination of employment, not to compete with First Fed or solicit any employees, customers, or potential customers actively solicited by First Fed during the preceding 12 months.

If an executive becomes entitled to benefits under the terms of First Northwest’s or First Fed’s then-current disability plan, if any, or becomes otherwise unable to fulfill the duties required under the employment agreement, the executive shall be entitled to receive such group and other disability benefits as are then provided for executive employees. In the event of an executive’s disability, First Northwest and First Fed may provide the executive with written notice in accordance with the agreement of its intention to terminate the executive’s employment; provided that, under Mr. Deines’ employment agreement, he will, if medically necessary, be entitled to a leave of absence for a consecutive period of 180 days, during which time he will continue to receive his base salary and other benefits once his accrued sick leave has been exhausted.

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ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are required to periodically include in our Annual Meeting Proxy Statement and present at the Annual Meeting of Shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in the Proxy Statement. We currently hold our say-on-pay vote every year. Over 89 percent of the votes cast on our say-on-pay proposal in 2022 were voted in favor of the proposal. The proposal will be presented at this year’s Annual Meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of First Northwest Bancorp’s named executive officers, as disclosed in the Executive Compensation section, the compensation tables, and related material in First Northwest’s Proxy Statement for the 2023 Annual Meeting of Shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, consider the outcome of the vote when assessing future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of First Northwest and First Fed, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.

Approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast, individually or by proxy, at the Annual Meeting. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the outcome of the proposal.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee of the First Northwest Board of Directors reports as follows with respect to First Northwest’s audited financial statements for the year ended December 31, 2022:

•	the Audit Committee has completed its review and discussion with management of the audited financial statements for the year ended December 31, 2022;

•

the Audit Committee has discussed with the independent auditor, Moss Adams LLP, the matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board;

•

the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence; and

•

the Audit Committee has, based on its review and discussions with management of the audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that First Northwest’s audited financial statements for the year ended December 31, 2022, be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Sherilyn G. Anderson (Chair)

Dana D. Behar

Cindy H. Finnie

Stephen E. Oliver

Lynn A. Terwoerds

Jennifer Zaccardo

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such acts.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Moss Adams LLP as our independent auditor for the year ending December 31, 2023. You are asked to ratify the appointment of Moss Adams LLP at the Annual Meeting. Although shareholder ratification of the appointment of Moss Adams LLP is not required by our Bylaws or otherwise, our Board of Directors is submitting this appointment to shareholders for their ratification at the Annual Meeting as a matter of good corporate practice. If the appointment of Moss Adams LLP is not ratified by our shareholders, the Audit Committee may appoint another independent auditor or it may decide to maintain its appointment of Moss Adams LLP. Even if the appointment of Moss Adams LLP is ratified by the shareholders at the Annual Meeting, the Audit Committee, in its discretion, may select a different independent auditor at any time during the year. Moss Adams LLP served as our independent auditor for the year ended December 31, 2022, and a representative of the firm is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

Ratification of the appointment of Moss Adams LLP as our independent auditor requires the affirmative vote of a majority of the votes cast, individually or by proxy, at the Annual Meeting. Abstentions do not constitute votes cast and therefore will have no effect on the outcome of the proposal.

The below table sets forth the aggregate fees billed to First Northwest and First Fed for professional services rendered by Moss Adams LLP for the years ended December 31, 2021 and December 31, 2022.

NAME	YEAR ENDED DECEMBER 31, 2021	YEAR ENDED DECEMBER 31, 2022

Audit fees	$341,000	$411,600

Audit-related fees	$42,500	$81,000

Tax fees	$23,250	$38,000

All other fees	$6,500	$0

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditor and the estimated fees for these services in connection with its annual review of its charter. In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor. All of the services provided by Moss Adams LLP during the year ended December 31, 2022 were approved by the Audit Committee. Audit- related fees reflect services provided in association with First Fed’s 401(k) Plan audit and regulatory filings as well as the audit of FNWB’s ESOP Plan. Tax fees reflect services related to preparing corporate tax returns and all other fees reflect services provided in association with consent procedures on registration statements filed with the SEC for compensation plans.

30          FIRST NORTHWEST BANCORP

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2024 Annual Meeting of Shareholders must be received at the executive office at 105 W. Eighth Street, Port Angeles, Washington 98362, no later than December 14, 2023 in order to be eligible for inclusion in our printed proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 or more than 120 days prior to the date of the meeting; provided that if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder must be received not later than the close of business on the later of (i) the 90th day before such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address, and number of shares of common stock held, a written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected, and certain other information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address, and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

WHO IS ENTITLED TO VOTE?

We have fixed the close of business on March 24, 2023, as the record date for shareholders entitled to receive notice of and to vote at our Annual Meeting. Only holders of record of First Northwest’s common stock on that date are entitled to receive notice of and to vote at the Annual Meeting. You are entitled to one vote for each share of First Northwest common stock you own, unless you own more than ten percent of First Northwest’s outstanding shares. On March 24, 2023, the voting record date, there were 9,674,055 shares of First Northwest common stock outstanding and entitled to vote at the Annual Meeting.

HOW CAN I ATTEND THE ANNUAL MEETING?

The Annual Meeting will be conducted in person at 7 Cedars Hotel, 270756 Highway 101, Sequim, Washington 98382. You are entitled to participate in the Annual Meeting only if you were a stockholder of First Northwest as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The meeting will begin promptly at 4:00 p.m. (Pacific Time) on May 23, 2023. We encourage you to arrive at the meeting prior to the start time, leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received.

HOW DO I VOTE AT THE ANNUAL MEETING?

Proxies are solicited to provide all shareholders of record as of the voting Record Date an opportunity to vote on matters scheduled for the Annual Meeting as described in these materials. You are a shareholder of record if your shares of First Northwest common stock are held in your name. If you are a beneficial owner of First Northwest common stock held by a broker, bank, or other nominee (i.e., in “street name”), please see the instructions below under “What If My Shares Are Held in Street Name?”

Shares of First Northwest common stock can only be voted by the shareholder or by proxy at the Annual Meeting. To ensure your representation at the Annual Meeting, we recommend you vote by proxy even if you plan to attend the Annual Meeting. You can vote by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You may also vote by signing, dating, and returning the proxy card or voting instruction form if you requested a copy of the proxy materials by mail. You can always change your vote at the Annual Meeting if you are a shareholder of record and attend the meeting in person.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Shares of First Northwest common stock represented by properly executed proxies will be voted by the Board of Directors in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the Annual Meeting, the Board will vote the shares as reflected in the following table:

MATTER		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1	Election of nine directors to serve a one-year term;	FOR each nominee	7

Proposal 2	An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement; and	FOR	28

Proposal 3	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2023.	FOR	30

If any other matters are properly presented at the Annual Meeting for action, the Board of Directors will have the discretion to vote on these matters in accordance with its best judgment. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting.

You may receive more than one Notice of Internet Availability of Proxy Materials depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse, and some in trust for your children. In this case, you will receive three separate (but similar) notices explaining how to access the proxy materials and vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available at www.proxydocs.com/FNWB. The following materials are available for review:

•	Proxy Statement;

•	Notice of Internet Availability of Proxy Materials (which includes directions on how to attend the Annual Meeting, where you may vote if you are a shareholder of record);

•	Proxy card; and

•	Annual Report to Shareholders.

We provided electronic access to our proxy materials beginning on or about April 13, 2023. On or about April 13, 2023, we mailed to our shareholders the Notice of Availability of Proxy Materials, which contains instructions on how to access the Proxy Statement and our Annual Report via the Internet and how to vote online. The SEC allows the delivery of proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review the Annual Meeting materials, while also reducing printing and mailing expenses and lessening the environmental impact of paper copies.

WHAT IF MY SHARES ARE HELD IN STREET NAME?

If you are the beneficial owner of shares held in “street name” by a broker, your broker or other custodian is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, stock exchange rules permit your broker to vote the shares only with respect to discretionary items. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A legal proxy issued by your broker, a recent brokerage statement, or a letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name at the Annual Meeting, you will need to obtain a legal proxy in your name from the broker, bank, or other nominee who holds your shares.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

HOW WILL MY SHARES OF COMMON STOCK HELD IN THE EMPLOYEE STOCK OWNERSHIP PLAN BE VOTED?

We maintain the First Northwest Bancorp Employee Stock Ownership Plan (“ESOP”) for the benefit of our employees. Each participant may instruct the ESOP trustees how to vote the shares of First Northwest common stock allocated to his or her account under the ESOP by completing the proxy card distributed by the administrator. If a participant properly executes the proxy card, the administrator will instruct the trustees to vote the participant’s shares in accordance with the participant’s instructions. Unallocated shares of First Northwest common stock held in the ESOP and allocated shares for which proper voting instructions are not received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions. In order to give the trustees sufficient time to vote, all vote authorization forms must be received by the ESOP third party administrator, Principal Trust Service, on or before May 19, 2023 at 4:00 p.m. (Pacific Time).

HOW WILL MY SHARES OF COMMON STOCK HELD IN THE FIRST FED 401(K) PLAN BE VOTED?

We also maintain the First Fed Bank 401(k) Plan for the benefit of our employees. First Northwest’s common stock is an investment choice for participants in the 401(k) Plan. Each participant may instruct the trustees how to vote the shares of First Northwest common stock allocated to his or her account under the 401(k) Plan by completing the proxy card distributed by the administrator, Principal Trust Service. If a participant properly executes the proxy card, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions. Shares for which proper voting instructions are not received will be voted by the trustee as directed by the administrator. In order to give the trustee sufficient time to vote, all vote authorization forms must be received by the administrator on or before May 19, 2023 at 4:00 p.m. (Pacific Time).

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the meeting for any business to be conducted. The presence, at the meeting or by proxy, of at least a majority of the shares of First Northwest common stock entitled to vote at the Annual Meeting as of the Record Date will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting for purposes of determining whether a quorum exists at the Annual Meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting. An adjournment will have no effect on the business that may be conducted at the meeting.

MAY I REVOKE MY PROXY?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•

notifying the Corporate Secretary of First Northwest in writing (or if you hold your shares in street name, your broker, bank or other nominee) before the Annual Meeting that you have revoked your proxy; or

•	voting at the Annual Meeting.

If your shares are held in street name, you must obtain a validly executed legal proxy from your broker or other custodian indicating that you have the right to vote your shares.

34          FIRST NORTHWEST BANCORP

MISCELLANEOUS

MISCELLANEOUS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of First Northwest’s common stock (with certain exceptions), to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC. The SEC has established filing deadlines for these reports, and we are required to disclose in this Proxy Statement any late filings or failures to file. Based solely on our review of reports filed electronically with the SEC and written representations provided to us by the above referenced persons, we believe that, during the year ended December 31, 2022, all filings applicable to our executive officers, directors, and greater than 10 percent shareholders properly and timely complied with Section 16(a) requirements.

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the Board of Directors.

We will bear the cost of solicitation of proxies and will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Northwest’s common stock. In addition to solicitations via the Internet and by mail, our directors, officers, and regular employees may solicit proxies personally or electronically or by telephone without additional compensation.

Our Annual Report to Shareholders, including the Annual Report on Form 10-K, has been made available to all shareholders of record as of the close of business on the Record Date for the Annual Meeting, and is available on our website at www.ourfirstfed.com under the “Investor Relations” tab.

By order of the Board of Directors

Allison R. Mahaney, SVP

General Counsel / Corporate Secretary

Port Angeles, Washington

April 13, 2023

FIRST NORTHWEST BANCORP          35

100th ANNIVERSARY

1923 First Fed 2023

1997 — Debit Cards hit the scene

4000 1234 5678 9010
05/08
KATHERINE HILL
DEBIT
VISA

1984 — 1st ATMs Introduced

1973

50 years and counting

Founded 1923

100th Anniversary

2023

Our Centennial Celebration will be held on September 3, 2023. The free community event will take place in our hometown of Port Angeles in the area around Field Hall.

"While we have expanded significantly since 1923, our commitment to our customers and communities has only grown stronger over the last 100 years," said Matt Deines, CEO of First Fed.

Everyone is invited to enjoy the festivities which will include fireworks, food trucks, beer garden, family activities, community corner, and live music performed by PNW bands.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/FNWB
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-256-0967
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

First Northwest Bancorp
Annual Meeting of Shareholders
For Shareholders of record as of March 24, 2023

TIME:	Tuesday, May 23, 2023 4:00 PM, Pacific Time
PLACE:	7 Cedars Hotel, 270756 Highway 101 Sequim, Washington 98382

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints the Proxy Committee of the Board of Directors of First Northwest Bancorp (“First Northwest”), and each of them, to act as attorneys and proxies for the undersigned, to vote all shares of First Northwest common stock that the undersigned is entitled to vote at the annual meeting of shareholders, to be held on May 23, 2023 at 4:00 p.m. (Pacific Time). The undersigned acknowledges receipt from First Northwest prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 13, 2023 and the 2022 Annual Report of Shareholders.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted in accordance with the recommendations of our Board of Directors on the reverse side. If any other business is presented at the annual meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.

Notice to Participants in the First Northwest Bancorp Employee Stock Ownership Plan (“ESOP”) and First Fed Bank 401(k) Plan (“401(k) Plan”): Please be advised that each participant will be entitled to vote those shares allocated to his or her account. This proxy when properly executed will be voted as specified therein. If this voting instruction card is not properly completed and signed or if it is not timely received by the designated tabulator, shares allocated to a participant will be voted as follows: 401(k) Plan shares will be voted by the Trustee as directed by the Plan Administrator, and ESOP shares will be voted by the Trustee in the same proportion as shares for which the Trustee has received voting instructions. The proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for the shares in the foregoing plans is Friday, May 19, 2023 at 4:00 p.m. (Pacific Time).

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Proxy Committee cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

First Northwest Bancorp

Annual Meeting of Shareholders

Please make your marks like this:	X	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1. Election of nine directors to serve a one-year term;
	FOR	WITHHOLD

1.01 Sherilyn G. Anderson	☐	☐		FOR

1.02 Dana D. Behar	☐	☐		FOR

1.03 Craig A. Curtis	☐	☐		FOR

1.04 Matthew P. Deines	☐	☐		FOR

1.05 Cindy H. Finnie	☐	☐		FOR

1.06 Gabriel S. Galanda	☐	☐		FOR

1.07 Lynn A. Terwoerds	☐	☐		FOR

1.08 Norman J. Tonina, Jr.	☐	☐		FOR

1.09 Jennifer Zaccardo	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in the Proxy Statement; and	☐	☐	☐	FOR

3. Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐	FOR

☐	Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date